Exhibit 10.2

REVOLVING LINE NOTE

New York

June 27, 2022	$25,000,000.00

BORROWER:	RAND CAPITAL CORPORATION, a corporation organized under the laws of the State of New York having its chief executive office at 14 Lafayette Square, Suite 1405, Buffalo, NY 14203.

BANK:	M&T BANK, a New York banking corporation with its banking offices at One M&T Plaza, Buffalo, New York 14203, Attention: Office of the General Counsel

Promise to Pay. For value received, and intending to be legally bound, Borrower promises to pay to the order of the Bank the principal sum of Twenty-Five Million Dollars ($25,000,000.00) (the “Maximum Principal Amount”) or the outstanding principal amount of this Note (the “Outstanding Principal Amount”), if less; plus interest as agreed below and all actual fees and costs (including without limitation reasonable attorneys’ fees and disbursements of outside counsel) the Bank incurs in order to administer, service or modify the credit facility evidenced by this Note, to collect any amount due under this Note, to negotiate or document a workout or restructuring, or to preserve its rights or realize upon any guaranty or other security for the payment of this Note (“Expenses”). Terms capitalized but not defined herein shall have the meanings given to such terms in the Credit Agreement between Borrower and Bank of even date herewith (the “Credit Agreement”).

Authorized Representatives. This Note is issued by Borrower to the Bank in connection with a certain line of credit made available by the Bank to Borrower (the “Credit”). The Bank may make any loan or advance pursuant to the Credit (collectively, “Loan(s)”) in reliance upon any oral, telephonic, written, teletransmitted or other request (the “Request(s)”) that the Bank in good faith believes to be valid and to have been made by Borrower or on behalf of Borrower by any executive officer of Borrower who is authorized or designated as a signer of loan documents under the provisions of Borrower’s most recent resolutions or similar documents on file with the Bank (each an “Authorized Person”). Notwithstanding that individual names may have been provided to the Bank, the Bank shall be permitted at any time to rely solely on an individual’s title to ascertain whether that individual is an Authorized Person. The Bank may act on the Request of any Authorized Person until the Bank shall have received from Borrower, and had a reasonable time to act on, written notice revoking the authority of such Authorized Person. Borrower acknowledges that the transmission between Borrower and Bank of any Request or other instructions with respect to the Credit involves the possibility of errors, omissions, misinterpretations, fraud and mistakes, and agrees to adopt such internal measures and operational procedures as may be necessary to prevent such occurrences. By reason thereof, Borrower hereby assumes all risk of loss and responsibility for, and releases and discharges the Bank from any and all responsibility or liability for, and agrees to indemnify, reimburse on demand and hold Bank harmless from, any and all claims, actions, damages, losses, liability and expenses by reason of, arising out of, or in any way connected with or related to: (i) Bank’s accepting, relying on and acting upon any Request or other instructions with respect to the Credit; or (ii) any such error, omission, misinterpretation, fraud or mistake, provided such error, omission, misinterpretation, fraud or mistake is not directly caused by the Bank’s gross negligence or willful misconduct. The Bank shall incur no liability to Borrower or to any other person as a direct or indirect result of making any Loan pursuant to this paragraph.

Revolving Credit. This Note evidences a revolving Credit. Subject to all applicable provisions in this Note and in any and all other agreements between the Borrower and the Bank related hereto from the date hereof until the Termination Date (as defined below), the Borrower may borrow, pay, prepay and reborrow hereunder at any time. Notwithstanding that, from time to time, there may be no amounts outstanding respecting this Note, this Note shall continue in full force and effect until all obligations and liabilities evidenced by this Note are paid in full and the Credit evidenced by this Note has been terminated by the Bank. See attached Addendum to Line of Credit Note, the terms of which are incorporated herein by reference, for definitions and additional provisions.

Interest. The Outstanding Principal Amount of this Note, as may fluctuate from time to time based on the disbursement of Loans and any repayments, shall earn interest calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366), from and including the dates the proceeds of any Loans are disbursed to, but not including, the date all amounts hereunder are paid in full, at a rate per year which shall be:

☒	variable at 3.50 percentage points above the greater of (a) the applicable Variable Loan Rate (as defined in the attached Variable Rate Rider), or (b) 0.25% (the “Index Floor”). See attached Variable Rate Rider, the terms of which are incorporated herein by reference, for definitions and additional provisions.

If no rate is specified above, interest shall accrue at the Maximum Legal Rate (defined below).

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Maximum Legal Rate. It is the intent of the Bank and of Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the “Maximum Legal Rate”). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, Borrower agrees that any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Bank, shall be refunded to Borrower, without interest.

Maturity Date. The Outstanding Principal Amount of this Note and all accrued and unpaid interest is due and payable on June 27, 2027 or such earlier date as such amounts may become due or be demanded in accordance with this Note or the Credit Agreement (such date, the “Termination Date”).

Payments. Payments shall be made in immediately available United States funds at any banking office of the Bank.

Preauthorized Transfers from Deposit Account. If a deposit account number is provided in the following blank, Borrower hereby authorizes the Bank to debit Borrower’s deposit account ____________ with the Bank automatically for any amount which becomes due under this Note.

Interest Accrual; Application of Payments. Interest will continue to accrue on the Outstanding Principal Amount until the Outstanding Principal Amount is paid in full. In connection with any daily adjusting interest rate, payment invoices may reflect estimated interest accruals for a portion of each billing period (to facilitate timely distribution of invoices in advance of each payment date), followed by appropriate interest accrual adjustments reflected in the invoice for the succeeding billing period. All installment payments (excluding voluntary prepayments of principal) will be applied as of the date each payment is received and processed. Payments may be applied in any order in the sole discretion of the Bank, but, prior to demand for payment in full, may be applied chronologically (i.e., oldest invoice first) to unpaid amounts due and owing, in the following order: first to accrued interest, then to principal, then to late charges and other fees, and then to all other Expenses.

Late Charge. If Borrower fails to pay, within three (3) business days of its due date, any amount due and owing pursuant to this Note or any other agreement executed and delivered to the Bank in connection with this Note, Borrower shall immediately pay to the Bank a late charge equal to the greatest of (a) $50.00, (b) five percent (5%) of the delinquent amount, or (c) the Bank’s then current late charge as announced by the Bank from time to time.

Default Rate. Upon the occurrence and during the continuance of an Event of Default, the interest rate on the Outstanding Principal Amount shall immediately and automatically increase to five (5) percentage points above the otherwise applicable rate per year (“Default Rate”), and any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at such Default Rate.

Increased Costs. If the Bank shall determine that, due to either (a) the introduction of any change in (or in the interpretation of) any requirement of law or (b) compliance with any guideline or request from any central bank or other governmental or regulatory authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any loans hereunder, then Borrower shall be liable for, and shall from time to time, upon demand therefor by the Bank, pay to the Bank such additional amounts as are sufficient to compensate the Bank for such increased costs.

Right of Setoff. Upon the occurrence and continuance of an Event of Default, the Bank shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Bank or any of its affiliates or otherwise owing by the Bank or any of its affiliates in any capacity to Borrower or any guarantor or endorser of this Note. Such set-off shall be deemed to have been exercised immediately at the time the Bank or such affiliate elects to do so.

Bank Records Conclusive. The Bank shall set forth on a schedule attached to this Note or maintained on the Bank’s loan booking systems, the date and original principal amount of each Loan and the date and amount of each payment to be applied to the Outstanding Principal Amount of this Note. The Outstanding Principal Amount set forth on any such schedule shall be presumptive evidence of the Outstanding Principal Amount of this Note and of all Loans. No failure by the Bank to make, and no error by the Bank in making, any annotation on any such schedule shall affect the Borrower’s obligation to pay the principal and interest of each Loan or any other obligation of Borrower to the Bank pursuant to this Note.

Purpose. Borrower certifies (a) that no Loan will be used to purchase Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) except for repurchases by Borrower of the Borrower’s common stock pursuant to Borrower’s publicly announced share repurchase program provided, after making such purchase, the Credit will not violate Regulation U of the Board of Governors of the Federal Reserve System; and (b) that all Loans shall be used for a business purpose, and not for any personal, family or household purpose.

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Authorization. Borrower, if a corporation, partnership, limited liability company, trust or other entity, represents that it is duly organized and in good standing or duly constituted in the state of its organization and is duly authorized to do business in all jurisdictions material to the conduct of its business; that the execution, delivery and performance of this Note have been duly authorized by all necessary regulatory and corporate or partnership action or by its governing instrument; that this Note has been duly executed by an authorized officer, member, partner or trustee and constitutes a binding obligation enforceable against Borrower and not in violation of any law, court order or agreement by which Borrower is bound; and that Borrower’s performance is not threatened by any pending or threatened litigation.

USA PATRIOT Act Notice. Bank hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (“Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow Bank to identify the Borrower in accordance with the Patriot Act. The Borrower agrees to, promptly following a request by Bank, provide all such other documentation and information that Bank requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Miscellaneous. This Note, together with the Credit Agreement and any related loan documents, contains the entire agreement between the Bank and Borrower with respect to each Loan, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. All rights and remedies of the Bank under applicable law and this Note are cumulative and not exclusive. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank. No course of dealing or other conduct, no oral agreement or representation made by the Bank, and no usage of trade, shall operate as a waiver of any right or remedy of the Bank. No waiver of any right or remedy of the Bank shall be effective unless made specifically in writing by the Bank. Borrower agrees that in any legal proceeding, a copy of this Note kept in the Bank’s course of business may be admitted into evidence as an original. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank’s records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower’s relationship with the Bank). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

Governing Law; Jurisdiction. This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. Except as otherwise provided under federal law, this Note will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN A COUNTY OR JUDICIAL DISTRICT WHERE THE BANK MAINTAINS A BRANCH AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER’S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS NOTE WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

Waiver of Jury Trial. Borrower and the Bank hereby knowingly, voluntarily, and intentionally waive any right to trial by jury Borrower and the Bank may have in any action or proceeding, in law or in equity, in connection with this note or the transactions related hereto. Borrower represents and warrants that no representative or agent of the Bank has represented, expressly or otherwise, that the Bank will not, in the event of litigation, seek to enforce this jury trial waiver. Borrower Acknowledges that the Bank has been induced to enter into this note by, among other things, the provisions of this Section.

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Acknowledgment. Borrower acknowledges that it has read and understands all the provisions of this Note, including the Governing Law, Jurisdiction and Waiver of Jury Trial, and has been advised by counsel as necessary or appropriate.

RAND CAPITAL CORPORATION

By:	/s/ Daniel P. Penberthy
Name:	Daniel P. Penberthy
Title:	President and Chief Executive Officer

(Signature Page to Revolving Line Note)